UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

September 27, 2021

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2021, The Gap, Inc. (the “Company”) completed its previously announced private offering of $750 million aggregate principal amount of its 3.625% Senior Notes due 2029 (the “2029 Notes”) and $750 million aggregate principal amount of its 3.875% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”). The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company used the net proceeds from the sale of the Notes, together with cash on hand, to purchase $330.3 million in aggregate principal amount of the Company’s 8.375% Senior Secured Notes due 2023 (the “Existing 2023 Notes”), $683.4 million in aggregate principal amount of the Company’s 8.625% Senior Secured Notes due 2025 (the “Existing 2025 Notes”) and $904.6 million in aggregate principal amount of the Company’s 8.875% Senior Secured Notes due 2027 (the “Existing 2027 Notes” and, collectively with the Existing 2023 Notes and the Existing 2025 Notes, the “Existing Notes”) that were accepted for purchase at the early tender deadline (the “Early Tender Deadline”) pursuant to the Company’s previously announced tender offers and consent solicitations for the Existing Notes (collectively, the “Tender Offers”).

Indenture relating to the Notes

The Notes were issued pursuant to an indenture, dated as of September 27, 2021 (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee.

Interest and maturity. The 2029 Notes will mature on October 1, 2029, and bear interest at a rate of 3.625% per annum. The 2031 Notes will mature on October 1, 2031, and bear interest at a rate of 3.875% per annum. Interest will accrue from September 27, 2021, and will be payable semi-annually on April 1 and October 1 of each year, commencing April 1, 2022.

Guarantees. The Notes are guaranteed on a senior unsecured basis, jointly and severally, by each of the Company’s existing wholly owned domestic subsidiaries that is a borrower or guarantor under the Company’s existing senior secured asset-based revolving credit agreement (the “Existing ABL Credit Agreement”). Subject to certain exceptions, each of the Company’s future wholly owned domestic subsidiaries that is a borrower or guarantor under any credit facility of the Company or any Guarantor or that is a guarantor of capital markets debt of the Company or any Guarantor, in each case in an aggregate principal amount in excess of a certain amount will be required to guarantee the Notes.

Ranking. The Notes and the guarantees of the Notes are the Company’s and each Guarantor’s general senior unsecured obligations and are:
•equal in right of payment with all of the Company’s and such Guarantor’s existing and future senior indebtedness;
•effectively subordinated to all of the Company’s and such Guarantor’s secured indebtedness, to the extent of the value of the collateral securing such indebtedness, including indebtedness under the Existing ABL Credit Agreement and the Existing 2023 Notes that remain outstanding;
•senior in right of payment to any of the Company’s and such Guarantor’s subordinated indebtedness; and
•structurally subordinated to all indebtedness and other obligations of the Company’s and such Guarantor’s subsidiaries that are not required to guarantee the Notes.

Optional redemption. Prior to October 1, 2024, the Company may redeem the 2029 Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes redeemed, plus accrued and unpaid interest to, but excluding, the applicable redemption date, plus a “make-whole” premium. On or after October 1, 2024, the Company may redeem the 2029 Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to, but excluding, the applicable redemption date, if redeemed during the 12-month period commencing on October 1 of the following years: 2024 - 101.813%; 2025 - 100.906%; and 2026 and thereafter - 100.000%. At any time and from time to time prior to October 1, 2024, the Company may also redeem in the aggregate up to 40% of the original aggregate principal amount of the 2029 Notes with the net cash proceeds from certain equity offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 103.625%, plus accrued and unpaid interest to, but excluding, the applicable redemption date.

Prior to October 1, 2026, the Company may redeem the 2031 Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2031 Notes redeemed, plus accrued and unpaid interest to, but excluding, the applicable redemption date, plus a “make-whole” premium. On or after October 1, 2026, the Company may redeem the 2031 Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to, but excluding, the applicable redemption date, if redeemed during the 12-month period commencing on October 1 of the following years: 2026 - 101.938%; 2027 - 101.292%; 2028 - 100.646%; and 2029 and thereafter - 100.000%. At any time and from time to time prior to October 1, 2026, the Company may also redeem in the aggregate up to 40% of the original aggregate principal amount of the 2031 Notes with the net cash proceeds from certain equity offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 103.875%, plus accrued and unpaid interest to, but excluding, the applicable redemption date.

Change of Control Offer. Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), the Company may be required to make an offer to repurchase all of the Notes then outstanding at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Covenants. The Indenture contains covenants that limit the Company’s ability and the ability of some of the Company’s subsidiaries to, among other things: (i) grant or incur liens; and (ii) enter into sale and leaseback transactions.

Events of default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), including failure to pay principal and interest, failure to comply with covenants in the Indenture, payment defaults or acceleration of certain other indebtedness, failure to pay certain judgments and certain events of bankruptcy or insolvency.

The foregoing description of the Notes and the Indenture is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Indenture and the 2029 Notes and the 2031 Notes, copies of which are attached as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and incorporated by reference herein.

Supplemental Indenture relating to the Existing Notes

In connection with the Tender Offers, the Company received as of the Early Tender Deadline the requisite consents from holders of (i) the Existing 2025 Notes and the Existing 2027 Notes necessary to approve amendments to the Indenture, dated as of May 7, 2020 (the “Existing Notes Indenture”), among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee and notes collateral agent, to, among other things, (x) eliminate certain of the restrictive covenants contained in the Existing Notes Indenture and provide that the Company may provide a notice of redemption to holders of such series of Existing Notes to be redeemed pursuant to such notice of redemption not less than five business days nor more than 60 days prior to the redemption date for such series of Existing Notes (the “Majority Amendments”) and (y) terminate the security interest and release the collateral under the Existing Notes Indenture for such series of Existing Notes (the “Collateral Release Amendments”) and (ii) the Existing 2023 Notes necessary to approve the Majority Amendments. Accordingly, the Company and U.S. Bank National Association entered into the First Supplemental Indenture, dated as of September 27, 2021 (the “Supplemental Indenture”), to the Existing Notes Indenture, which effects (i) the Majority Amendments with respect to each series of the Existing Notes and (ii) the Collateral Release Amendments with respect to the Existing 2025 Notes and the Existing 2027 Notes, in each case, as of September 27, 2021.

The foregoing description of the Supplemental Indenture is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.4 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Notes is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 27, 2021, the Company issued a press release announcing the early tender results of the Tender Offers and receipt of the requisite consents to approve the Majority Amendments with respect to each series of the Existing Notes and the Collateral Release Amendments with respect to the Existing 2025 Notes and the Existing 2027 Notes. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On September 27, 2021, the Company issued a press release announcing the closing of the offering of the Notes. A copy of such press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of September 27, 2021, among The Gap, Inc., the Guarantors party thereto and U.S. Bank National Association

4.2	Form of 3.625% Senior Note due 2029 (included in Exhibit 4.1 as Exhibit A-1 to the Indenture)

4.3	Form of 3.875% Senior Note due 2031 (included in Exhibit 4.1 as Exhibit A-2 to the Indenture)

4.4	First Supplemental Indenture, dated as of September 27, 2021, between The Gap, Inc. and U.S. Bank National Association

99.1	Press Release dated September 27, 2021 announcing early tender results

99.2	Press Release dated September 27, 2021 announcing the closing of the offering of the Notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: September 28, 2021	By:	/s/ Katrina O’Connell
Katrina O’Connell
Executive Vice President and
Chief Financial Officer